EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Recovery Engineering, Inc. for the registration of 400,000 shares of its common stock of our reports dated January 26, 1999 with respect to the financial statements of Recovery Engineering, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 3, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
June 28, 1999